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                                                                   EXHIBIT 10(b)


                                 CONSULTING AGREEMENT



                                    BY AND BETWEEN



                                  PREMIER PARKS INC.



                                         AND



                                   CHARLES R. WOOD


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    THIS AGREEMENT, dated as of the 3rd day of December, 1996, between Premier
Parks Inc., a Delaware corporation, having a place of business at 122 E. 42nd. Street, 49th Floor, New York, New York 10168 (hereinafter, the "Company") and Charles R. Wood, maintaining an office for the conduct of business c/o the Charles R. Wood Foundation, 499 Glen Street, Glens Falls, New York, 12801 (hereinafter the "Consultant").

                                 W I T N E S S E T H:

    WHEREAS, a wholly-owned subsidiary of the Company has acquired on the date hereof substantially all of the assets of the Great Escape (as such term is defined in the Asset Purchase Agreement, dated August 23, 1996 in which the Company and Consultant are parties (the "APA");

    WHEREAS, the Company wishes to preserve the business and good will of Great Escape and its relationships with customers and suppliers; and

    WHEREAS, the Company desires to retain the services of Consultant to provide the Company with consulting services during the term of this Agreement; and

    WHEREAS, the Consultant will be rendering valuable services to the Company and it is the desire of the Company to have the benefit of his experience, service and counsel; and

    WHEREAS, the Company desires to assure itself of the services of the Consultant for the period, and on the terms and conditions, hereinafter set forth.

    NOW THEREFORE, in consideration of the mutual promises hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

    1. CONSULTING. The Company hereby engages the Consultant, and the Consultant hereby agrees to provide consulting services to the Company, upon the terms and conditions hereinafter set forth. The Consultant shall at all times act hereunder as an independent contractor and nothing herein shall be deemed to create or imply an employment or agency relationship between the Consultant and the Company.

    2. DUTIES; EXTENT OF SERVICES. The Consultant agrees, upon request, to provide consulting services to the Company regarding the operation and management of the Great Escape, development and management of theme parks and other related activities, as well as other consulting services incidentally related thereto (the "Consulting Services"). The Consultant shall devote such time, attention and energy as is necessary to fulfill his duties and responsibilities hereunder; provided, however, that in no event shall the Consultant be required to provide Consulting Services more frequently than eight hours per month over not more than two consecutive business days (non-cumulative) and such Consulting Services shall be provided at such times and places as are mutually acceptable to the Company and the Consultant.

    3.   FEES.

         (a) For the Consulting Services rendered hereunder, the Consultant shall receive from the Company a consulting fee (the "Consulting Fee") of $1,250,000.00.


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         (b)  The Consulting Fee shall be paid as follows:  Payments of
              $250,000 per year shall be made to Consultant, in equal monthly payments beginning January 1, 1997 and ending December 31, 2001 (the period from January 1, 1997 to December 31, 2001 hereinafter called the "Term").

         (c) The Company shall additionally reimburse the Consultant for all ordinary and necessary out-of-pocket business expenses incurred in connection with the discharge of his duties and responsibilities hereunder, provided that such expenses have been approved in advance in accordance with the stated policy of the Company.

         (d) If the Consultant shall become disabled during the Term so that he is unable to discharge his duties hereunder or shall die prior to the Term Expiration Date, the Company shall continue to make the Consulting Fee payments due hereunder or the dates specified herein, irrespective of the Consultant's ability to fulfill his duties hereunder. Such payment shall be made to the Consultant, if disabled, or to the estate or personal representative of the Consultant if deceased, as a disability or death benefit hereunder.

         (e) Consultant shall be responsible for all federal, state and local taxes on the Consulting Fee. The Company will timely provide to Consultant Form 1099 (or any successor form) for purposes of his preparation of such taxes.

    5. REMEDIES. The Company cannot terminate its obligations hereunder, including an attempted termination by terminating the Consulting Services of the Consultant hereunder. The Company cannot terminate the payment of the Consulting Fee even in the event that Consultant does not provide the Consulting Services as provided for herein. Nothing herein shall enable the Company to terminate the Consulting Fee payments if the Consultant becomes deceased or disabled.

    6. RIGHTS AND OBLIGATIONS. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto; provided, that nothing shall operate to release the Company from its obligations hereunder.

    7.   AGREEMENT NOT TO DISCLOSE.

         (a) Consultant will not from and after the date hereof, use, disclose or make available to any person or entity (unless compelled to so disclose or made available by judicial or administrative process or by other requirements of law) any information known by Consultant on the date hereof or acquired by him during the Term concerning the Great Escape, the Company or any subsidiary there of or their respective businesses, operations, customers, suppliers or prospective customers and suppliers (the "Confidential Information"), except to the extent that such Confidential Information can be shown by Consultant to have been in the public domain through no fault of Consultant. The Confidential Information includes, without limitation, the business practices, financial or attendance information, budgets, information concerning capital expenditures, advertising, rides and attractions, names, leads and account information regarding group sales, suppliers and prospective suppliers' names leads and account


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              information, employee names, compensation and benefit information, and agreements and forms of agreements of the Great Escape, the Company or any subsidiary.

         (b) Consultant understands and acknowledges that the Company may not have adequate remedies at law for the breach or threatened breach of the covenants in Section 7 and agrees that the Company may, in addition to any other remedies which may be available under applicable law, in the case of any such breach or threatened breach, file a suit in equity without the necessity or obligation of posting bond to enjoin Consultant from such breach or threatened breach and agrees that the court having jurisdiction over such proceedings may enter an order enjoining Consultant from such breach or threatened breach. Consultant specifically affirms the appropriateness of injunctive or other equitable relief in any such action.

    8.   CONSTRUCTION/NOTICE, ETC.

         (a) This Agreement contains the entire agreement of the parties with respect to the Consultant's provision of Consulting Services to the Company. As such, the same may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. With respect to the subject matter hereof, neither party has relied on any representations, either express or implied, other than as provided in this Agreement.

         (b) The Agreement shall be construed and enforced in accordance with the laws of the State of New York and the parties hereby acknowledge that any action or proceeding relating to this Agreement or this relationship created hereby shall be venued in the State of New York.

         (c) The Consultant may assign any or all of his rights and interests to receive consideration pursuant to section 4 hereof to such entity as he in his sole, absolute and complete discretion may designate and such assignee shall have all rights granted to the Consultant hereunder, including, without limitation, all rights granted to the Consultant pursuant to this section and the right to further assign the receipt of such consideration, including an assignment to the Consultant. Notwithstanding the foregoing, Consultant may not assign his obligations hereunder.


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    9.   HEADINGS.  The section and subsection headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 3rd day of December, 1996.

PREMIER PARKS INC.



By:  /s/ Kieran E. Burke                   /s/ Charles R. Wood
    -----------------------------         ----------------------------------
   Its: CHAIRMAN & CEO                      CHARLES R. WOOD